   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 16, 2008

Maverick Oil and Gas, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50428	98-0377027
(Commission File Number)	(IRS Employer Identification No.)

300 SE 2nd Street, Suite 860	33301
Fort Lauderdale, Florida	(Zip Code)
(Address of Principal Executive Offices)

 (954) 463-5707
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2008, Maverick Oil and Gas, Inc. (the “Company”, “we”, or “us”) held a special meeting of stockholders, wherein our stockholders approved an amendment to our articles of incorporation, which will effect a 1 for 50 reverse stock split of our common stock, $.001 par value per share, effective on October 24, 2008 (the “Reverse Split”).  Upon effectiveness of the Reverse Split, each stockholder will receive one share of common stock for every 50 shares of common stock owned and outstanding as of August 21, 2008, the record date.  The Reverse Split does not affect the number of shares of common stock authorized for issuance.  We currently have 118,142,860 shares of common stock outstanding and 87,289,356 shares of common stock reserved for future issuance upon the conversion or exercise of outstanding options and warrants.  After giving effect to the foregoing, we will have approximately 2,362,897 issued and outstanding shares of common stock outstanding, 1,745,787 share of common stock reserved for future issuance upon conversion or exercise of outstanding options and warrants, and a balance of 330,891,316 shares of common stock authorized for issuance.

The Certificate of Amendment to Articles of Incorporation is filed as an exhibit to this Current Report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maverick Oil and Gas, Inc.

Date:  October 21, 2008                                                                           By: /s/ John Ruddy
          John Ruddy
                                                                                              Chief Executive Officer